Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com

Press Release
Kemper Reports Strong Third Quarter 2019 Operating Results
CHICAGO, November 4, 2019 — Kemper Corporation (NYSE: KMPR) reported net income of $129.0 million, or $1.91 per diluted share, for the third quarter of 2019, compared to $92.2 million, or $1.40 per diluted share, for the third quarter of 2018. In the third quarter of 2019, net income included a $7.8 million after-tax gain, or $0.11 per diluted share, attributable to the change in fair value of equity and convertible securities. As adjusted for the acquisition of Infinity Property and Casualty Corporation (“as adjusted”)1, net income was $135.6 million, or $2.01 per diluted share, for the third quarter of 2019, compared to $131.7 million, or $2.01 per diluted share, for the third quarter of 2018.
Adjusted consolidated net operating income1 was $130.0 million, or $1.93 per diluted share, for the third quarter of 2019, compared to $104.5 million, or $1.59 per diluted share, for the third quarter of 2018. These results increased primarily from the continued profitable growth in the Specialty Property & Casualty Insurance segment.
Highlights of the quarter include:

◦	Consolidated earned premiums increased by 8 percent, or $82.3 million in the quarter

◦	Specialty Property & Casualty Insurance segment’s earned premiums increased by 10 percent, or $72.2 million in the quarter

“Kemper had a great quarter, and thanks to the ongoing efforts of our committed team, our results demonstrate that our strategy and business model continue to perform well,” said Joseph P. Lacher, Jr., President and CEO. “We generated industry-leading organic growth while maintaining a strong margin and balance sheet. We continued to create shareholder value as demonstrated by strong increases in earned premiums, book value per share and tangible book value per share, as well as our underlying fundamentals including return on equity, earnings per share, and net operating income.”

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Net Income	$129.0	$92.2	$406.4	$183.6
Income from Continuing Operations	$129.0	$92.3	$406.4	$183.4
Adjusted Consolidated Net Operating Income[1]	$130.0	$104.5	$320.4	$198.5

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(11.6)	$(15.9)	$(48.2)	$(56.3)

Diluted Net Income Per Share From:
Net Income	$1.91	$1.40	$6.10	$3.23
Income from Continuing Operations	$1.91	$1.40	$6.10	$3.23
Adjusted Consolidated Net Operating Income[1]	$1.93	$1.59	$4.81	$3.49

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.17)	$(0.24)	$(0.73)	$(0.99)

1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
Total Shareholders’ Equity at the end of the quarter was $3,894.2 million, an increase of $844.1 million, or 28 percent, since year-end 2018 driven by net income, unrealized gains on the fixed maturity portfolio and proceeds from the issuance of stock partially offset by dividends paid to shareholders. Kemper ended the quarter with cash and investments at the holding company of $169.1 million, and the $400 million revolving credit agreement was undrawn.
During the third quarter of 2019, Kemper paid dividends of $16.7 million.
Kemper ended the quarter with a book value per share of $58.43, an increase of 24 percent from $47.10 at the end of 2018. Book value per share excluding net unrealized gains on fixed maturities1 was $51.51, up 13 percent from $45.40 at the end of 2018, driven by net income partially offset by dividends paid to shareholders.
Revenues
Total revenues for the third quarter of 2019 increased $48.3 million, or 4 percent, to $1,243.8 million, compared to the third quarter of 2018, driven by $72.2 million of higher Specialty P&C earned premiums. Specialty P&C earned premiums increased primarily from higher policies in force. Net investment income decreased $0.3 million to $91.7 million in the third quarter of 2019. Net realized investment gains were $1.7 million in the third quarter of 2019, compared to $3.6 million last year. Other income decreased from $37.8 million to $7.2 million in the third quarter of 2019 due primarily to the recognition of a $35.7 million gain for the partial satisfaction of a final judgment against CSC in the third quarter of 2018.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Segment Net Operating Income:
Preferred Property & Casualty Insurance	$21.1	$12.2	$29.1	$19.7
Specialty Property & Casualty Insurance	78.5	21.5	220.8	67.3
Life & Health Insurance	33.4	27.1	69.8	77.9
Total Segment Net Operating Income	133.0	60.8	319.7	164.9
Corporate and Other Net Operating Income (Loss)	(3.0)	43.7	0.7	33.6
Adjusted Consolidated Net Operating Income[1]	130.0	104.5	320.4	198.5
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	7.8	8.7	78.8	9.6
Net Realized Gains on Sales of Investments	1.4	2.8	30.9	7.9
Net Impairment Losses Recognized in Earnings	(1.5)	(1.4)	(9.6)	(1.8)
Acquisition Related Transaction, Integration and Other Costs	(4.1)	(22.3)	(9.5)	(30.8)
Loss from Early Extinguishment of Debt	(4.6)	—	(4.6)	—
Income from Continuing Operations	$129.0	$92.3	$406.4	$183.4
The Preferred Property & Casualty Insurance segment reported net operating income of $21.1 million for the third quarter of 2019, compared to $12.2 million in 2018. Improved results were primarily due to lower incurred catastrophe losses and LAE and the sale of the Company’s subrogation rights associated with California wildfires in 2017 and 2018, partially offset by higher underlying losses and LAE as a percentage of earned premiums. The Preferred Property & Casualty Insurance segment’s combined ratio decreased 10.9 percentage points to 92.4 percent, while the underlying combined ratio1 increased 0.4 percent points to 94.9 percent in the third quarter of 2019, driven by a slight deterioration in the underlying loss ratio1.
The Specialty Property & Casualty Insurance segment reported net operating income of $78.5 million for the third quarter of 2019, compared to $21.5 million in 2018. Results improved primarily from strong organic Personal Automobile growth and a reduction in amortization of purchase accounting adjustments compared to 2018. The segment’s underlying combined ratio1 was 91.8 percent compared to 99.1 percent in the third quarter of 2018.
The Life & Health Insurance segment reported net operating income of $33.4 million for the third quarter of 2019, compared to $27.1 million in 2018. Results increased primarily from a decrease in policyholders’ benefits. The decrease in policyholders’ benefits and incurred losses reflected a release in accrued reserves.

Unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2019 and 2018 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Revenues:
Earned Premiums	$1,135.2	$1,052.9	$3,326.6	$2,320.8
Net Investment Income	91.7	92.0	270.4	249.6
Other Income	7.2	37.8	31.8	40.2
Income from Change in Fair Value of Equity and Convertible Securities	9.8	11.0	99.7	12.1
Net Realized Gains on Sales of Investments	1.7	3.6	39.1	10.0
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(1.8)	(1.8)	(12.0)	(2.3)
Portion of Losses Recognized in Other Comprehensive Income	—	—	(0.1)	—
Net Impairment Losses Recognized in Earnings	(1.8)	(1.8)	(12.1)	(2.3)
Total Revenues	1,243.8	1,195.5	3,755.5	2,630.4
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	782.6	757.3	2,373.4	1,693.7
Insurance Expenses	256.0	296.0	754.3	627.3
Loss from Early Extinguishment of Debt	5.8	—	5.8	—
Interest and Other Expenses	37.9	61.7	117.3	116.4
Total Expenses	1,082.3	1,115.0	3,250.8	2,437.4
Income from Continuing Operations before Income Taxes	161.5	80.5	504.7	193.0
Income Tax (Expense) Benefit	(32.5)	11.8	(98.3)	(9.6)
Income from Continuing Operations	129.0	92.3	406.4	183.4
Income (Loss) from Discontinued Operations	—	(0.1)	—	0.2
Net Income	$129.0	$92.2	$406.4	$183.6

Income from Continuing Operations Per Unrestricted Share:
Basic	$1.93	$1.42	$6.17	$3.26
Diluted	$1.91	$1.40	$6.10	$3.23

Net Income Per Unrestricted Share:
Basic	$1.93	$1.42	$6.17	$3.26
Diluted	$1.91	$1.40	$6.10	$3.23

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	66,622.4	64,580.4	65,621.8	55,925.7
Unrestricted Shares and Equivalent Shares - Diluted	67,207.7	65,349.5	66,341.2	56,495.5

Unaudited business segment revenues for the three and nine months ended September 30, 2019 and 2018 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
REVENUES:
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	$119.7	$111.4	$353.0	$325.0
Homeowners	61.5	62.5	182.6	186.5
Other Personal	9.8	10.1	29.5	30.4
Total Earned Premiums	191.0	184.0	565.1	541.9
Net Investment Income	12.0	20.1	32.6	47.8
Total Preferred Property & Casualty Insurance Revenues	203.0	204.1	597.7	589.7
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	719.2	655.3	2,092.5	1,229.0
Commercial Automobile	64.2	55.9	186.2	80.6
Total Earned Premiums	783.4	711.2	2,278.7	1,309.6
Net Investment Income	28.8	20.7	79.2	40.8
Other Income	4.4	0.9	6.2	1.6
Total Specialty Property & Casualty Insurance Revenues	816.6	732.8	2,364.1	1,352.0
Life & Health Insurance:
Earned Premiums:
Life	96.2	95.2	289.0	284.3
Accident & Health	47.6	44.9	142.4	132.0
Property	17.0	17.6	51.4	53.0
Total Earned Premiums	160.8	157.7	482.8	469.3
Net Investment Income	49.7	51.0	154.4	159.2
Other Income	2.9	1.2	5.6	2.9
Total Life & Health Insurance Revenues	213.4	209.9	642.8	631.4
Total Segment Revenues	1,233.0	1,146.8	3,604.6	2,573.1
Income from Change in Fair Value of Equity and Convertible Securities	9.8	11.0	99.7	12.1
Net Realized Gains on Sales of Investments	1.7	3.6	39.1	10.0
Net Impairment Losses Recognized in Earnings	(1.8)	(1.8)	(12.1)	(2.3)
Other	1.1	35.9	24.2	37.5
Total Revenues	$1,243.8	$1,195.5	$3,755.5	$2,630.4

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	Sep 30, 2019	Dec 31, 2018
Assets:
Investments:
Fixed Maturities at Fair Value	$6,883.6	$6,424.2
Equity Securities at Fair Value	928.7	684.4
Equity Securities at Modified Cost	41.2	41.5
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	213.4	187.0
Convertible Securities at Fair Value	35.6	31.5
Short-term Investments at Cost which Approximates Fair Value	424.2	286.1
Other Investments	447.4	414.8
Total Investments	8,974.1	8,069.5
Cash	133.6	75.1
Receivables from Policyholders	1,139.8	1,007.1
Other Receivables	217.1	245.4
Deferred Policy Acquisition Costs	536.5	470.0
Goodwill	1,114.0	1,112.4
Current Income Tax Assets	44.1	38.9
Other Assets	660.7	526.5
Total Assets	$12,819.9	$11,544.9
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,566.2	$3,558.7
Property & Casualty	1,941.6	1,874.9
Total Insurance Reserves	5,507.8	5,433.6
Unearned Premiums	1,574.9	1,424.3
Deferred Income Tax Liabilities	175.3	26.2
Liabilities for Unrecognized Tax Benefits	—	4.4
Collateralized Investment Borrowings at Cost	137.6	10.0
Debt at Amortized Cost	778.7	909.0
Accrued Expenses and Other Liabilities	751.4	687.3
Total Liabilities	8,925.7	8,494.8
Shareholders’ Equity:
Common Stock	6.7	6.5
Paid-in Capital	1,812.9	1,666.3
Retained Earnings	1,704.5	1,355.5
Accumulated Other Comprehensive Income	370.1	21.8
Total Shareholders’ Equity	3,894.2	3,050.1
Total Liabilities and Shareholders’ Equity	$12,819.9	$11,544.9

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018

Results of Operations
Net Premiums Written	$189.6	$195.6	$566.7	$564.1

Earned Premiums	$191.0	$184.0	$565.1	$541.9
Net Investment Income	12.0	20.1	32.6	47.8
Total Revenues	203.0	204.1	597.7	589.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	121.7	116.6	361.6	338.6
Catastrophe Losses and LAE	11.9	18.3	51.1	65.9
Prior Years:
Non-catastrophe Losses and LAE	(1.1)	(1.9)	(10.5)	2.9
Catastrophe Losses and LAE	(15.4)	(0.2)	(15.3)	(7.4)
Total Incurred Losses and LAE	117.1	132.8	386.9	400.0
Insurance Expenses	59.4	57.2	174.6	167.7
Operating Income	26.5	14.1	36.2	22.0
Income Tax Expense	(5.4)	(1.9)	(7.1)	(2.3)
Segment Net Operating Income	$21.1	$12.2	$29.1	$19.7

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	63.8%	63.4%	64.1%	62.5%
Current Year Catastrophe Losses and LAE Ratio	6.2	9.9	9.0	12.2
Prior Years Non-catastrophe Losses and LAE Ratio	(0.6)	(1.0)	(1.9)	0.5
Prior Years Catastrophe Losses and LAE Ratio	(8.1)	(0.1)	(2.7)	(1.4)
Total Incurred Loss and LAE Ratio	61.3	72.2	68.5	73.8
Insurance Expense Ratio	31.1	31.1	30.9	30.9
Combined Ratio	92.4%	103.3%	99.4%	104.7%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	63.8%	63.4%	64.1%	62.5%
Insurance Expense Ratio	31.1	31.1	30.9	30.9
Underlying Combined Ratio[1]	94.9%	94.5%	95.0%	93.4%

Non-GAAP Measure Reconciliation
Combined Ratio	92.4%	103.3%	99.4%	104.7%
Current Year Catastrophe Losses and LAE Ratio	6.2	9.9	9.0	12.2
Prior Years Non-catastrophe Losses and LAE Ratio	(0.6)	(1.0)	(1.9)	0.5
Prior Years Catastrophe Losses and LAE Ratio	(8.1)	(0.1)	(2.7)	(1.4)
Underlying Combined Ratio[1]	94.9%	94.5%	95.0%	93.4%

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018

Results of Operations
Net Premiums Written	$815.0	$735.4	$2,428.8	$1,392.7

Earned Premiums	$783.4	$711.2	$2,278.7	$1,309.6
Net Investment Income	28.8	20.7	79.2	40.8
Other Income	4.4	0.9	6.2	1.6
Total Revenues	816.6	732.8	2,364.1	1,352.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	579.4	527.6	1,702.9	987.1
Catastrophe Losses and LAE	2.3	1.4	7.3	3.7
Prior Years:
Non-catastrophe Losses and LAE	(4.1)	(1.6)	(31.0)	2.0
Catastrophe Losses and LAE	0.2	—	0.3	(0.3)
Total Incurred Losses and LAE	577.8	527.4	1,679.5	992.5
Insurance Expenses	139.2	176.8	404.9	273.7
Other Expenses	1.0	1.7	2.3	1.7
Operating Income	98.6	26.9	277.4	84.1
Income Tax Benefit	(20.1)	(5.4)	(56.6)	(16.8)
Segment Net Operating Income	$78.5	$21.5	$220.8	$67.3

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	74.0%	74.2%	74.8%	75.3%
Current Year Catastrophe Losses and LAE Ratio	0.3	0.2	0.3	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	(0.5)	(0.2)	(1.4)	0.2
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	73.8	74.2	73.7	75.8
Insurance Expense Ratio	17.8	24.9	17.8	20.9
Combined Ratio	91.6%	99.1%	91.5%	96.7%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	74.0%	74.2%	74.8%	75.3%
Insurance Expense Ratio	17.8	24.9	17.8	20.9
Underlying Combined Ratio[1]	91.8%	99.1%	92.6%	96.2%

Non-GAAP Measure Reconciliation
Combined Ratio	91.6%	99.1%	91.5%	96.7%
Current Year Catastrophe Losses and LAE Ratio	0.3	0.2	0.3	0.3
Prior Years Non-catastrophe Losses and LAE Ratio	(0.5)	(0.2)	(1.4)	0.2
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Underlying Combined Ratio[1]	91.8%	99.1%	92.6%	96.2%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018

Results of Operations

Earned Premiums	$160.8	$157.7	$482.8	$469.3
Net Investment Income	49.7	51.0	154.4	159.2
Other Income	2.9	1.2	5.6	2.9
Total Revenues	213.4	209.9	642.8	631.4
Policyholders’ Benefits and Incurred Losses and LAE	88.8	97.0	307.7	301.1
Insurance Expenses	83.6	79.4	248.7	232.7
Operating Profit	41.0	33.5	86.4	97.6
Income Tax Expense	(7.6)	(6.4)	(16.6)	(19.7)
Segment Net Operating Income	$33.4	$27.1	$69.8	$77.9
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income1
Adjusted Consolidated Net Operating Income1 is an after-tax, non-GAAP financial measure computed by excluding from Income from Continuing Operations the after-tax impact of 1) loss from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income from Continuing Operations.
Kemper believes that Adjusted Consolidated Net Operating Income1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Loss from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction, Integration and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Income from Continuing Operations to Adjusted Consolidated Net Operating Income1 for the three and nine months ended September 30, 2019 and 2018 is presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Income from Continuing Operations	$129.0	$92.3	$406.4	$183.4
Less Net Income (Loss) From:
Income from Change in Fair Value of Equity and Convertible Securities	7.8	8.7	78.8	9.6
Net Realized Gains on Sales of Investments	1.4	2.8	30.9	7.9
Net Impairment Losses Recognized in Earnings	(1.5)	(1.4)	(9.6)	(1.8)
Acquisition Related Transaction, Integration and Other Costs	(4.1)	(22.3)	(9.5)	(30.8)
Loss from Early Extinguishment of Debt	(4.6)	—	(4.6)	—
Adjusted Consolidated Net Operating Income[1]	$130.0	$104.5	$320.4	$198.5
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Income from Continuing Operations Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 for the three and nine months ended September 30, 2019 and 2018 is presented below.

	Three Months Ended		Nine Months Ended
(Unaudited)	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Diluted Income from Continuing Operations Per Unrestricted Share	$1.91	$1.40	$6.10	$3.23
Less Net Income (Loss) Per Unrestricted Share From:
Income from Change in Fair Value of Equity and Convertible Securities	0.11	0.13	1.18	0.17
Net Realized Gains on Sales of Investments	0.02	0.04	0.46	0.14
Net Impairment Losses Recognized in Earnings	(0.02)	(0.02)	(0.14)	(0.03)
Acquisition Related Transaction, Integration and Other Costs	(0.06)	(0.34)	(0.14)	(0.54)
Loss from Early Extinguishment of Debt	(0.07)	—	(0.07)	—
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share[1]	$1.93	$1.59	$4.81	$3.49
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at September 30, 2019 and December 31, 2018 is presented below.

(Dollars in Millions) (Unaudited)	Sep 30, 2019	Dec 31, 2018
Shareholders’ Equity	$3,894.2	$3,050.1
Net Unrealized Gains on Fixed Maturities	461.3	110.4
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,432.9	$2,939.7
Underlying Combined Ratio1
Underlying Combined Ratio1 is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio1 should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
As Adjusted for Acquisition1
As Adjusted for Acquisition1 amounts are non-GAAP financial measures. For three months ended September 30, 2019 and September 30, 2018, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.
A reconciliation of the As Adjusted for Acquisition1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended September 30, 2019 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition[1]
Net Income	$129.0	$(6.6)	$135.6
Net Income Per Share - Diluted	$1.91	$(0.10)	$2.01
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$783.4	$—	$783.4
Segment Net Operating Income	$78.5	$(6.4)	$84.9

A reconciliation of the As Adjusted for Acquisition1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended September 30, 2018 is presented below.

(Dollars in Millions) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition[1]
Net Income	$92.2	$(39.5)	$131.7
Net Income Per Share - Diluted	$1.40	$(0.61)	$2.01
Specialty Property & Casualty Insurance Segment:
Earned Premiums	$711.2	$—	$711.2
Segment Net Operating Income	$21.5	$39.7	$61.2
Conference Call
Kemper will discuss its third quarter 2019 results in a conference call on Monday, November 4, at 4:30 p.m. Eastern (3:30 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the third quarter of 2019, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With over $12 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.4 million policies, is represented by more than 30,000 agents and brokers, and has over 8,400 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper.

Cautionary Statements Regarding Forward-Looking Information

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Christine Patrick	312.661.4803 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com